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                       CONSENT OF INDEPENDENT ACCOUNTANTS









        We hereby consent to the incorporation of our report dated December 6, 2000, which is incorporated in this Annual Report on Form 10-K.



/s/ Killman, Murrell & Co., P.C.
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Killman, Murrell & Co., P.C.

January 15, 2001


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